Exhibit 24.1

POWER OF ATTORNEY

Registration Statement on Form S-8

KNOW ALL PERSONS BY THESE PRESENTS:

That each of the undersigned directors and/or officers of Investment Technology Group, Inc. (the “Corporation”), a Delaware corporation, hereby names, constitutes and appoints Robert C. Gasser, Steven R. Vigliotti, and P. Mats Goebels, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-8 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock, $0.01 par value per share, of the Corporation, pursuant to the resolutions of the Board of Directors of the Corporation adopted on April 10, 2013; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacity and as of the date indicated.

Signature	Title	Date

/s/ Robert C. Gasser	Chief Executive Officer, President and Director	June 12, 2013
Robert C. Gasser	(Principal Executive Officer)

/s/ Steven R. Vigliotti	Managing Director and Chief Financial Officer	June 12, 2013
Steven R. Vigliotti	(Principal Financial Officer)

/s/ Angelo Bulone	Managing Director and Controller (Principal	June 12, 2013
Angelo Bulone	Accounting Officer)

/s/ Maureen O’Hara	Director (Chairman)	June 12, 2013
Maureen O’Hara

/s/ J. William Burdett	Director	June 12, 2013
J. William Burdett

/s/ Minder Cheng	Director	June 12, 2013
Minder Cheng

/s/ Christopher V. Dodds	Director	June 12, 2013
Christopher V. Dodds

/s/ Timothy L. Jones	Director	June 12, 2013
Timothy L. Jones

/s/ Kevin J.P. O’Hara	Director	June 12, 2013
Kevin J.P. O’Hara

/s/ Steven S. Wood	Director	June 12, 2013
Steven S. Wood